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                  [Letterhead of Lever, Lippe, Hellie & Company LLP]




INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 6, 1996, in the Registration Statement on Form SB-2 and related Prospectus of Myo Diagnostics, Inc. for the registration of 3,255,561 shares of its Common Stock.

/s/ Lever, Lippe, Hellie & Company LLP

LEVER, LIPPE, HELLIE & COMPANY LLP

Los Angeles, California
March 7, 1997